Offer To Purchase For Cash
by
ASSET ACCEPTANCE CAPITAL CORP.
of
Up To 1,858,000 of its Shares of Common Stock
at a Purchase Price not greater than $20.00
nor less than $18.25 Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

May 9, 2007

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 9, 2007, and the related Letter of Transmittal (which together constitute the “Offer”), in connection with the Offer by Asset Acceptance Capital Corp., a Delaware corporation (“AACC”), to purchase up to 1,858,000 of its shares of common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $20.00 nor less than $18.25 per share, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer.

AACC will, upon the terms and subject to the conditions of the Offer, determine a single per share price, not greater than $20.00 nor less than $18.25 per share, that it will pay for shares properly tendered and not properly withdrawn under the Offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. AACC will select the lowest purchase price that will allow it to purchase up to 1,858,000 shares, or such lesser amount of shares as are properly tendered and not properly withdrawn, at a price not greater than $20.00 nor less than $18.25 per share, under the Offer. Shares properly tendered prior to the “expiration date” (as defined in Section 1 of the Offer to Purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer including the odd lot, proration and conditional tender provisions. AACC will return promptly after the expiration date all shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration or conditional tenders. AACC reserves the right, in its sole discretion, to purchase more than 1,858,000 shares under the Offer in accordance with applicable law. See Section 1 of the Offer to Purchase.

If the number of shares properly tendered is less than or equal to 1,858,000 shares (or such greater amount as AACC may elect to purchase pursuant to the tender offer), AACC will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by AACC all shares so tendered.

Upon the terms and subject to the conditions of the Offer, if 1,858,000 of AACC’s shares (or such greater amount of shares as AACC may elect to purchase, subject to applicable law) have been properly tendered at prices at or below the purchase price and not properly withdrawn prior to the expiration date, AACC will purchase properly tendered shares on the following basis: First, AACC will purchase shares properly tendered and not properly withdrawn prior to the expiration date by any odd lot holder (stockholders who own beneficially or of record an aggregate of fewer than 100 shares) who (a) tenders all shares owned beneficially or of record by that odd lot holder at a price at or below the purchase price (tenders of fewer than all the shares owned by that odd lot holder will not qualify for this preference), and (b) completes the section entitled “Odd Lots” in the related Letter of Transmittal and, if applicable, in the notice of guaranteed delivery. Second, after the purchase of all of the shares tendered by odd lot holders, AACC will purchase all other shares properly tendered at prices at or below the purchase price and not properly withdrawn prior to the expiration date, on a pro rata basis. Third, only if necessary to permit AACC to purchase up to 1,858,000 of its shares (or such greater amount of shares as AACC may elect to purchase), AACC will purchase shares conditionally tendered (for which the condition was not initially satisfied) at or below the purchase price, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account, and if you wish us to tender, the price(s), if any, at which you wish to do so, on the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1. You may tender your shares at prices not greater than $20.00 nor less than $18.25 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

4. The Offer and withdrawal rights with respect to the Offer will expire at 5:00 p.m., New York City time, on June 7, 2007, unless AACC extends the Offer.

5. The Offer is for up to 1,858,000 of AACC’s shares, constituting approximately 5.4% of the shares outstanding as of May 8, 2007.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to LaSalle Bank, N.A., the Depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees to AACC, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on AACC’s purchase of shares under the Offer.

7. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and check the box captioned “Odd Lots” in the attached Instruction Form, AACC, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

8. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

9. If you wish to condition your tender upon the purchase of all shares tendered or upon AACC’s purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. If because of proration, the minimum number of shares designated will not be purchased, AACC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

10. AACC’s board of directors has approved the Offer. However, none of AACC, its board of directors, the dealer manager or the information agent (as identified in the Offer to Purchase) makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which they may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which their shares should be tendered. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including AACC’s reasons for making the tender offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

Terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED.  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2007, UNLESS AACC EXTENDS THE OFFER. TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE APPLICABLE EXPIRATION DATE.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
BY
ASSET ACCEPTANCE CAPITAL CORP.
OF
UP TO 1,858,000 OF ITS SHARES OF COMMON STOCK
AT A PURCHASE PRICE NOT GREATER THAN $20.00
NOR LESS THAN $18.25 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 9, 2007, and the related Letter of Transmittal (which together constitute the “Offer”) in connection with the offer by Asset Acceptance Capital Corp., a Delaware corporation (“AACC”), to purchase up to 1,858,000 shares of common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $20.00 nor less than $18.25 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer.

The undersigned hereby instruct(s) you to tender to AACC the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:                 SHARES. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED
(SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

BOX A

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking one of the boxes below instead of the box under Box B, “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by AACC for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate instruction letter for each price at which shares are tendered. A share cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

Price (in dollars) per share at which shares are being tendered (check the appropriate box to indicate the tender price, not to be less than $18.25 and not to exceed $20.00).

☐ $18.25	☐ $18.75	☐ $19.25	☐ $19.75
☐ $18.50	☐ $19.00	☐ $19.50	☐ $20.00

Check the appropriate box above or, alternatively, check the box below under Box B, “Shares Tendered at Prices Determined Under the Tender Offer.” Unless you check the box under Box B, if you do not check one and only one of the boxes above, you will not have validly tendered your shares.

OR
BOX B

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

☐	I want to maximize the chance of having AACC purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A, I hereby tender shares at, and am willing to accept, the purchase price determined by AACC in accordance with the terms of the Offer. I understand this action will have the same effect as if I selected the minimum price of $18.25 per share.

You will not have validly tendered your shares if more than one box is checked or if no box is checked.

CONDITIONAL TENDER
(SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by AACC in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate the minimum number of shares that must be purchased if any are purchased, and AACC urges stockholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	Minimum number of shares that must be purchased, if any are purchased: shares.

If, because of proration, the minimum number of shares designated will not be purchased, AACC may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

☐	The tendered shares represent all shares held by the undersigned.

ODD LOTS
(SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record owner, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the price per share indicated in Box A above under “Shares Tendered at Price Determined by Stockholder,” or
☐	at the purchase price, as the same shall be determined by AACC in accordance with the terms of the tender offer (persons checking this box should check Box B above)

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

SIGN HERE

Account Number(s):

Signature(s):

Name(s)

(Please Print)

Address(es):

(Including zip code)

Area Code/Phone Number(s): ( _ _) _ _

Taxpayer Identification or Social Security Number(s):

Dated: _ _